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[GRAVITY LOGO]                                                       [LYTO LOGO]

                                                                   EXHIBIT 10.21

                                  AMENDMENT TO

        THE EXCLUSIVE RAGNAROK ONLINE LICENSE AND DISTRIBUTION AGREEMENT

THIS AMENDMENT ("Amendment") is made and entered into on this 29th day of October, 2004 by and between Gravity Corporation ("Licensor") and PT. LYTO DATARINDO FORTUNA ("Licensee").

                                    RECITALS

WHEREAS, Licensor and Licensee ("Parties" collectively) entered into an Exclusive Ragnarok Online License and Distribution Agreement ("The Agreement"), dated February 26th, 2003.

WHEREAS, Parties to the Agreement now desire to amend the Agreement as specified below.

NOW, THEREFORE, the parties agree as follows:

1.    EXTEND THE TERM OF THE AGREEMENT:

      Parties agreed to extend the Agreement for Two(2) years ("Renewed Term") from the expiration date with conditions stated below in this Amendment. The newly extended term of the Agreement shall be from February 26th, 2005 to February 26th, 2007.

2.    TERMS AND CONDITIONS:

      (1) Licensee shall pay Two Hundred and Fifty Thousand United States Dollars (US$250,000) to Licensor as License Extension Fees. The License Extension Fees shall be paid in two(2) equal parts according to the following schedule:

            US$125,000 payable within seven(7) days from February 26th, 2005 US$125,000 payable within seven(7) days from May 26th , 2005

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      (2)   Licensee agrees to increase the Royalty rate ("New Royalty") from
            Thirty(30%) percent of the Service-Sales Amount (as defined in Article 1.10 and Article 6.1 of the Agreement) to Thirty-Two (32%) percent of the Service-Sales Amount. The New Royalty will be effective from February 26th 2005 to February 26th, 2007.

      (3) No later than three (3) months prior to the expiration of Renewed Term specified on this Amendment, Licensor shall give Licensee the first right of negotiation for a period of thirty (30)days for an extension of Agreement for an additional term ("Extended Term") for the Game. If no agreement in writing is made between the Parties for renewal or re-execution of a license agreement after such negotiation period, this Agreement shall expire without any further extension or renewal.

IN WITNESS WHEREOF, the Parties have executed this Amendment the day and year first above-written.

GRAVITY CORPORATION,                    PT. LYTO DATARINDO FORTUNA

By: _______________________             By: __________________________
Name: Jung-Ryool Kim                    Name: Bambang Suryanto
Title: Chairman                         Title: Chairman

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